Exhibit 5.2

CONSENT OF PAMELA DE MARK,
P. GEO., BAPPSC (APP GEO, HONS), MAUSIMM

To:	British Columbia Securities Commission
United States Securities and Exchange Commission

Re:	Expert Consent for Short Form Prospectus

A technical report “Pan American Silver Corp. Navidad Project, Chubut Province, Argentina: Preliminary Assessment” and dated January 14, 2011, (the “Technical Report”) was prepared for Pan American Silver Corp. (the “Corporation”) in accordance with National Instrument 43-101 – Standards of Disclosure for Mineral Projects by Pamela De Mark, P. Geo. BAppSc (App Geo, Hons), MAusIMM, in whole or in part, and filed with applicable securities regulatory authorities.

The undersigned does hereby consent to the written disclosure of the Technical Report and the extracts from, or summary of, or references to the Technical Report by the Corporation in the short form base shelf prospectus (including the documents incorporated by reference therein included or incorporated by reference, the “Prospectus”) of the Corporation dated May 5, 2014 and in the registration statement on Form F-10 of the Corporation, dated May 5, 2014 and any amendments thereto and any registration statements filed pursuant to Rule 429 under the United States Securities Act of 1933 (as amended, including the documents incorporated by reference therein, the “Registration Statement”) and other scientific and technical information relating solely to the Corporation.  The undersigned does also hereby consent to the reference to my name in the Prospectus and the Registration Statement.

The undersigned does hereby confirm that I have read the Prospectus and the Registration Statement and have no reason to believe that there are any misrepresentations in the information contained in the Prospectus or the Registration Statement that are (a) derived from the Technical Report; or (b) within my knowledge as a result of the services I performed in connection with the Technical Report.

Dated this 5th day of May, 2014.

/s/ Pamela De Mark
Pamela De Mark,
P. Geo., BAppSc (App Geo, Hons), MAusIMM